UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

POWERSCHOOL HOLDINGS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Shareholders,

We are pleased to invite you to attend the Annual Meeting of Shareholders of PowerSchool Holdings, Inc. (“PowerSchool” or the “Company”) to be held on Tuesday, May 2, 2023, at 12:00 p.m. Pacific Daylight Time (the “Annual Meeting”). This year’s Annual Meeting will be conducted virtually, via live audio webcast. The virtual meeting will allow for greater participation by all of our shareholders, regardless of their geographic location. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/PWSC2023. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1.	to elect three nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 annual meeting and until their successors are duly elected and qualified;
2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
3.	to transact other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Our Board has set the record date as March 28, 2023. Only shareholders that owned shares of the Company’s Class A common stock or Class B common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any postponement or adjournment of the meeting.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card or voting instructions form. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

Sincerely,

LAURENCE GOLDBERG	MANEET S. SAROYA
Co-Chair of the Board	Co-Chair of the Board

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NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

The 2023 Annual Meeting of shareholders of PowerSchool Holdings, Inc. will be held via the Internet at www.virtualshareholdermeeting.com/PWSC2023 on Tuesday, May 2, 2023, at 12:00 p.m. Pacific Daylight Time for the following purposes:

1.	to elect three nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 annual meeting and until their successors are duly elected and qualified;
2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
3.	to transact other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Shareholders of record of our Class A common stock and our Class B common stock as of the close of business on March 28, 2023 are entitled to vote. A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 2, 2023, at 150 Parkshore Drive, Folsom, California 95630 and on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/PWSC2023.

The proxy statement is first being delivered to the Company’s shareholders of record on or about
March 31, 2023.

By Order of the Board of Directors

MICHAEL C. BISIGNANO Chief Legal Officer

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Proxy Statement 2023

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Why did I receive these materials?

The Board is soliciting your proxy to vote at our 2023 Annual Meeting of Shareholders (or at any postponement or adjournment thereof). Shareholders who own shares of our Class A common stock and Class B common stock, together as a single class, as of the close of business on the record date, March 28, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.

Householding. The Securities and Exchange Commission’s (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.

Q: Who will be entitled to vote?

Shareholders who own shares of our Class A common stock and Class B common stock, together as a single class, as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company

had 162,521,323 and 37,654,059 shares of Class A and Class B common stock outstanding, respectively (together, the “common stock” or “shares”). Holders of shares of our Class A common stock and Class B common stock are each entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?

You will be voting on:

1.	the election of David Armstrong, Hardeep Gulati and Betty Hung as Class II directors to serve on the Board until the 2026 annual meeting and until their successors are duly elected and qualified;
2.	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
3.	any other business as may properly come before the meeting or any postponement or adjournment thereof.

Q: How does the Board recommend I vote on these matters?

The Board recommends you vote:

1.	FOR the election of David Armstrong, Hardeep Gulati and Betty Hung as Class II directors; and
2.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Q: How do I cast my vote?

Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.

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COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/PWSC2023. You will need to log in by entering your unique 16-digit control number included on your proxy card. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:

1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 1, 2023.

Q: Can I access the proxy materials electronically?

Yes. Our proxy materials are available at www.proxyvote.com and https://investors. powerschool.com. In addition, instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q: How may I change or revoke my proxy?

Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.

Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:

1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903;
3.	by signing and returning a proxy card; or
4.	by voting at the virtual Annual Meeting.

Q: How can I attend the virtual Annual Meeting?

The Annual Meeting is being held as a virtual only meeting.

If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/PWSC2023 and entering the 16-digit control number listed on your proxy card or voting instructions form.

If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field and clicking “Submit.” Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/PWSC2023 and at the PowerSchool Investor Relations site for at least one year.

If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.

Q: Why is the Annual Meeting virtual only?

We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our shareholders and the Company. Hosting a virtual meeting makes it easy for our shareholders to participate from any location around the world.

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Proxy Statement 2023

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 - ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees. Broker non-votes will not impact the election of the nominees.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve Proposal 2. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. There will not be broker non-votes with respect to Proposal 2.

Q: When will the results of the vote be announced?

The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q: What is the deadline for submitting a shareholder proposal or director nomination for the 2024 annual meeting?

Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of shareholders to be held in 2024, must be received by the Company’s Secretary at our principal executive offices at 150 Parkshore Drive, Folsom, California 95630 no later than December 2, 2023 and must otherwise comply with SEC Rule 14a-8. Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2024 (other than pursuant to Rule 14a-8) must comply with the advance notice provisions of the Company’s Amended and Restated Bylaws (“Bylaws”), which require, among other things, that you provide timely written notice of such proposal to the Secretary at the Company’s principal executive offices no later than the close of business on February 2, 2024 and not earlier than the close of business on January 3, 2024. However, if the 2024 annual meeting of shareholders is held more than 30 days before or 30 days after the first anniversary of the 2023 Annual Meeting, then our Secretary must receive the notice not later than the close of business on the later of the 90th day prior to the date of the 2024 annual meeting and the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made by us.

In addition to satisfying the requirements of the Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (the universal proxy rules), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also provide written notice to the Secretary that sets forth all the information required by Rule 14a-19(b) under the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than March 3, 2024.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is composed of ten directors. Our Charter provides that the authorized number of directors may be changed only by resolution of our Board. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age as of March 28, 2023, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Laurence Goldberg	I	56	Co-Chair of the Board	2021	2025
Maneet S. Saroya	I	43	Co-Chair of the Board	2021	2025
Amy McIntosh	I	64	Director	2021	2025
David Armstrong	II	38	Director	2021	2023	2026
Hardeep Gulati	II	48	Chief Executive Officer and Director	2021	2023	2026
Betty Hung	II	52	Director	2021	2023	2026
Barbara Byrne	III	68	Director	2021	2024
Judy Cotte	III	53	Director	2021	2024
Ronald D. McCray	III	65	Director	2021	2024
Gwen Reinke	III	62	Director	2021	2024

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Proxy Statement 2023

We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility, reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in software and technology. The Compensation and Nominating Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Compensation and Nominating Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Compensation and Nominating Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and qualifications. The Compensation and Nominating Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Compensation and Nominating Committee considers individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. Further, our Board is committed to seeking qualified women and individuals from underrepresented minority groups to include in the pool from which new candidates are selected. Currently, of the ten directors on our Board, five self-identify as women and three individuals self-identify as ethnically diverse. The Compensation and Nominating Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The Compensation and Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover,

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each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable, dependable performance of the Company.

Subject to any earlier resignation or removal in accordance with the terms of our Charter, our Bylaws and the Stockholders Agreement (as defined and discussed below) by and among the Company, VEP Group, LLC (together with its affiliated investment entities, “Vista”) and Onex Partners Manager LP (together with its affiliated investment entities, “Onex” and together with Vista, the “Principal Shareholders”), our Class II directors will serve until this Annual Meeting of shareholders, our Class III directors will serve until the annual meeting of shareholders to be held in 2024, and our Class I directors will serve until the annual meeting of shareholders to be held in 2025. In addition, our Charter provides that a director nominated by our Principal Shareholders may be removed with or without cause by our Principal Shareholders; provided, however, that at any time when Severin Topco LLC (“Topco LLC”), Vista and Onex control less than 40% of our outstanding shares of Class A common stock, all directors, including those nominated by our Principal Shareholders, may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class. In addition, our Charter also provides that, subject to the rights granted to one or more series of preferred stock then outstanding and as otherwise set forth in the Stockholders Agreement, any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board resulting from death, resignation, disqualification, removal from office or any other cause, will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director (and not by the shareholders).

Stockholders Agreement

In connection with our initial public offering (“IPO”), we entered into a Stockholders Agreement with our Principal Shareholders. The Stockholders Agreement provided each of Vista and Onex with an independent right to designate the following number of nominees for election to our Board: (i) three nominees for so long as such Principal

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Proxy Statement 2023

Shareholder controls 25% or more of the voting power of our stock entitled to vote generally in the election of directors; (ii) two nominees for so long as such Principal Shareholder controls 15% or more of the voting power of our stock entitled to vote generally in the election of directors; and (iii) one nominee for so long as such Principal Shareholder controls 5% or more of the voting power of our stock entitled to vote generally in the election of directors. In addition, Topco LLC, Vista and Onex are entitled to designate the replacement for any of its Board designees whose Board service terminates prior to the end of the director’s term, regardless of Topco LLC, Vista and Onex’s beneficial ownership at that time. Topco LLC, Vista and Onex also have the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. The Stockholders Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of Topco LLC, Vista and Onex. The Stockholders Agreement will terminate at such time as Topco LLC, Vista and Onex control, in the aggregate, less than 5% of the voting power.

Shareholder Recommendations for Director Nominees

The Compensation and Nominating Committee will consider shareholder nominations for membership on the Board. For the 2024 annual meeting, shareholders wishing to make a director nomination must comply with the advance notice provisions of the Bylaws, which require, among other things, that you timely provide written notice of such nomination to the Company’s principal executive offices at 150 Parkshore Drive, Folsom, California 95630, Attn: Chief Legal Officer, no later than the close of business on February 2, 2024 and not earlier than the close of business on January 3, 2024. Such nominations will then be forwarded to the Chair of the Compensation and Nominating Committee. In addition to satisfying the requirements of the Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also provide written notice to the Secretary that sets forth all the information required by Rule 14a-19(b) under the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than March 3, 2024.

When filling a vacancy on the Board, the Compensation and Nominating Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Compensation and Nominating Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Compensation and Nominating Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.

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P R O P O S A L  1

Election of Directors

Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age*	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
David Armstrong	II	38	Director	2021	2023	2026
Hardeep Gulati	II	48	Chief Executive Officer and Director	2021	2023	2026
Betty Hung	II	52	Director	2021	2023	2026

* Ages as of March 28, 2023.

Each nominee was recommended for re-election by the Compensation and Nominating Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

THE BOARD RECOMMENDS THAT YOU VOTE “FORˮ EACH OF THE DIRECTOR NOMINEES

Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting.

David Armstrong has been a member of our Board since July 2021. Since joining Onex in 2009, he has been actively involved in a number of Onex Partners’ investments. Prior to joining Onex, Mr. Armstrong worked in the Investment Banking division of Credit Suisse. Mr. Armstrong holds an Honours Bachelor of Electrical Engineering degree from the University of Western Ontario and an Honours Business Administration degree from the Ivey School of Business (with Distinction).

We determined that Mr. Armstrong’s experience in the areas of corporate strategy, finance, business transactions and mergers and acquisitions qualifies him to serve as a director on the Board.

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Proxy Statement 2023

Hardeep Gulati has served as our Chief Executive Officer and as a member of our Board since August 2015. Prior to joining us, Mr. Gulati was the general manager of SumTotal Systems, a talent expansion solution, after it was acquired by Skillsoft in August 2014 and served as its Chief Executive Officer, Chief Operating Officer and EVP of Products and Support from 2011 to 2014. Under Mr. Gulati’s leadership, SumTotal became the market leader in enterprise learning systems and saw record-breaking growth in cloud computing services. Prior to SumTotal, Mr. Gulati led strategy and product development across a variety of enterprise application areas at Oracle Corporation (NYSE: ORCL) from 2002 until 2011. Mr. Gulati holds an MBA from the University of Pennsylvania’s Wharton School, received a master’s degree in computer science from the Indian Institute of Technology Bombay and is a graduate of Visvesvaraya National Institute of Technology.

We determined that Mr. Gulati’s extensive knowledge of our business and strategy, as well as his experience in the technology industry and leadership role with us as our Chief Executive Officer qualifies him to serve as a member of our Board.

Betty Hung has been a member of our Board since July 2021. Ms. Hung joined Vista in 2007. Ms. Hung is a managing director at Vista, serves on the firm’s executive committee and sits on the Vista Flagship Funds’ Investment

Committee. Ms. Hung currently sits on the boards of Advanced, CentralSquare, Cvent Holding Corp. (NASDAQ: CVT), EAB Global, Inc. (“EAB”), EagleView, Finastra, TIBCO, and Xactly. Prior to her role as a managing director, Ms. Hung was an Operating Senior Vice President, served as the chief financial officer of Vista portfolio company SumTotal, and was the chief operating officer of Vista Consulting Group.

Prior to joining Vista, Ms. Hung served as the vice president of Portfolio Company Operations at Garnett & Helfrich Capital. Before her time with Garnett & Helfrich, Ms. Hung worked at OSIsoft, a privately held software company that delivers real-time performance data to the world’s leading process manufacturing, life sciences, and utility companies, where she was the chief financial officer. Prior to OSIsoft, Ms. Hung worked at Goldman, Sachs & Co. as a vice president in the High Technology group. Ms. Hung also previously worked at Alex, Brown & Sons in its High Technology Investment Banking group. Ms. Hung received a bachelor’s degree with a double-major in economics and Chinese studies from Wellesley College, cum laude, and an M.P.P.M. with a concentration in finance, from Yale School of Management.

We determined that Ms. Hung’s experience with a variety of software and technology companies and in the areas of business operations and corporate finance qualifies her to serve as a director on the Board.

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Continuing Directors

Laurence Goldberg, Co-Chair, has served as co-chair of the Board since July 2021. Mr. Goldberg has served as a Managing Director of Onex since 2017. Prior to joining Onex, Mr. Goldberg served as the Global Head of Technology, Media & Telecommunications investment banking at Barclays, where he worked from 2008 to 2017. Previously, he was the Head of Technology investment banking at Lehman Brothers from 2005 to 2008 and a member of Credit Suisse First Boston’s technology investment banking group from 1999 to 2005. Mr. Goldberg received a bachelor’s degree from the Wharton School at the University of Pennsylvania.

We determined that Mr. Goldberg’s experience in the areas of technology, corporate strategy, finance and business transactions qualifies him to serve as a director on the Board.

Maneet S. Saroya, Co-Chair, has served as co-chair of the Board since July 2021. Mr. Saroya joined Vista in 2008. Mr. Saroya is currently a senior managing director of Vista, is co-head of the Vista Flagship Fund and sits on the Vista Flagship Funds’ Investment Committee. Mr. Saroya also sits on the board of Cvent Holding Corp. (NASDAQ: CVT), and previously sat on the board of Datto Holding Corp. until 2022. Prior to joining Vista, Mr. Saroya worked as a senior research analyst for JMP Securities, where he provided research for buy-side clients on public on-demand (SaaS) companies. Mr. Saroya previously worked as an associate for the enterprise software/applications team. Before his time with JMP, Mr. Saroya worked for Siebel Systems in a sales capacity for the CRM On Demand division. Prior to Siebel, Mr. Saroya worked for Cisco Systems in various operations roles. Mr. Saroya received a bachelor’s degree from California Polytechnic State University.

We determined that Mr. Saroya’s experience in the areas of corporate strategy, technology, finance and private equity qualifies him to serve as a director on the Board.

Barbara Byrne joined our Board in July 2021. Previously, Ms. Byrne worked for 37 years as an investment banker and was Vice Chairman of Investment Banking at Barclays (2008-2018) and Lehman Brothers (2004-2008). Ms. Byrne's strategic corporate finance skills and experience have qualified her for several corporate boards. Ms. Byrne served as an independent director of CBS Corp. (2018-2019), Hennessy Capital Investment Corp. V from December 2020 until December 2022 and Slam Corp. (NASDAQ: SLAM) from February 2021 until January 2023, and serves as an Independent Director of Paramount Global (formerly known as ViacomCBS) (NASDAQ: PARA) since December 2019, Carta Inc. since April 2021 and LanzaTech, Inc. (NASDAQ: LNZA) since February 2023. Ms. Byrne is a Lifetime Member of The Council of Foreign Relations since 2013 and a staunch advocate for education, having served as a Trustee of the Institute of International Educations from February 2019 through May 2022.

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Proxy Statement 2023

She is a former Member of the British American Business Council from 2013-2017 and served as a Trustee of Mount Holyoke College from 2006 to 2016. Ms. Byrne holds a Bachelor of Arts in Economics from Mount Holyoke College.

We determined that Ms. Byrne’s financial expertise and service on the boards of multiple large organizations qualifies her to serve as a member of our Board.

Judy Cotte has been a member of our Board since July 2021. Ms. Cotte has served as Managing Director, Head of ESG at Onex since July 2021. From February 2019 to June 2021, Ms. Cotte was the founder and CEO of ESG Global Advisors, a firm that bridges the gap between companies and investors on environmental, social and governance (ESG) factors. Prior to forming ESG Global Advisors, Ms. Cotte served as V.P. & Head of Corporate Governance & Responsible Investment for RBC Global Asset Management from November 2012 to February 2019 and was a member of the firm’s Executive Committee. Prior to that, Ms. Cotte served as the Director of Policy Development & Chief Operating Officer for the Canadian Coalition for Good Governance, a coalition of most of Canada’s largest institutional investors. Judy is a Director of Gibson Energy (TSX:GEI), and a member of the ESG Advisory Counsel for Export Development Canada and the TSX Listings Advisory Committee. She is a former director of Altius Renewable Royalties (TSX: ARR) and a former Board Advisor to Connor, Clark & Lunn Financial

Group. Ms. Cotte holds a law degree from the University of Toronto and a Master’s degree in securities law from Osgoode Hall Law School at York University.

We determined that Ms. Cotte’s expertise in environmental, social and governance factors and leadership experience qualifies her to serve as a member of our Board.

Ronald D. McCray has been a member of our Board since July 2021. Currently, Mr. McCray serves as an advisor to RLJ Equity Partners, a private equity firm and 645 Ventures, a high technology venture capital firm. He previously served as chairman of the board of Career Education Corporation from July 2015 to October 2015 and served as its interim president and chief executive officer from February 2015 to April 2015. Mr. McCray has served on the board of DallasNews Corporation (NASDAQ: DALN) since September 2010, has served on the board of Pathward Financial, Inc. (formerly known as Meta Financial Group, Inc.) (NASDAQ: CASH) since February 2021, and previously served on the board of TESSCO Technologies Incorporated (NASDAQ: TESS) from November 2020 to January 2021. Mr. McCray holds a bachelor’s degree in American Government and Politics from Cornell University and a J.D. from Harvard Law School.

We determined that Mr. McCray’s experience in the leadership of large organizations, accounting, finance, corporate governance, risk management, operations and marketing, as well as

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public company board experience qualifies him to serve as a member of our Board.

Amy McIntosh has served as a member of our Board since July 2021. Ms. McIntosh has been an independent adviser to PowerSchool since October 2017, a board member of EAB since November 2019, and an advisory board member of Education Trust, NY since 2019.

Since March 2023, Ms. McIntosh has served as the Chief Marketing Officer of New York University’s School of Professional Studies. She has served at New York University as Assistant Dean of Marketing from September 2022 to February 2023, at City University of New York as the associate vice chancellor for Academic Strategy from July 2017 to October 2019 and as chief of staff to the interim chancellor from June 2018 to July 2019, at the U.S. Department of Education in the Office of Planning, Evaluation and Policy Development as the Acting Assistant Secretary from March 2015 to January 2017 and as the principal deputy assistant secretary for
P-12 policy from January 2014 to March 2015, and at the N.Y. State Education Department as a senior fellow from October 2010 to December 2013. Ms. McIntosh holds a Bachelor’s degree in Economics from Harvard University and a Master of Business Administration from Harvard Business School.

We determined that Ms. McIntosh’s experience in the public education sector and as an advisory board member qualifies her to serve as an independent director on the Board.

Gwen Reinke has been a member of our Board since July 2021. Ms. Reinke has served as a Managing Director and the Chief Compliance Officer of Vista since 2014. She previously worked at Blum Capital Partners, LP as its General Counsel and Chief Compliance Officer from 2011 to 2014, as Associate General Counsel and Chief Compliance Officer from 2007 to 2010, and as Associate General Counsel from 1999 to 2006. Ms. Reinke holds a bachelor’s degree in business economics from the University of California Los Angeles and a J.D. from the University of San Francisco School of Law.

We determined that Ms. Reinke’s experience in the areas of law and compliance qualifies her to serve as a member of our Board.

Controlled Company; Independence Status

Our Principal Shareholders control a majority of the voting power in us. As a result, we are a “controlled company.” Under the New York Stock Exchange rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	we have a Board of Directors that is composed of a majority of

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“independent directors,” as defined under the rules of such exchange;
•	we have a compensation committee that is composed entirely of independent directors;
•	we have a nominating and corporate governance committee that is composed entirely of independent directors; and
•	our Board conduct annual performance evaluations.

As a controlled company, however, we are subject to the rules of the Sarbanes-Oxley Act and the New York Stock Exchange with respect to the composition of our Audit Committee. Under these rules, all members of an audit committee, consisting of at least three members, must be independent. Our Board has affirmatively determined that Ms. Byrne, Ms. McIntosh and Mr. McCray meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the New York Stock Exchange. Therefore, all members of our Audit Committee are independent.

We rely on the controlled company exemption, and as a result, our Board is not comprised of a majority of independent directors, and our Compensation and Nominating Committee is not comprised entirely of independent directors.

At such time as we are not a “controlled company” under the corporate governance standards, our committee membership will comply with all applicable requirements of those standards and a majority of our board of directors will be “independent directors,” as defined under the rules of the New York Stock Exchange.

Board Meetings and Committees

For the year ended December 31, 2022, our Board held 4 meetings. During 2022, the Audit Committee held 4 meetings and the Compensation and Nominating Committee held 6 meetings. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2022, each director attended at least 75% of the meetings of the Board and the total number of meetings held by any of the committees of the Board on which the director served during such director’s tenure.

Additionally, the rules of the New York Stock Exchange require that non-management directors of a listed company meet periodically in executive sessions and that independent directors meet in executive session at least once a year. The Company’s independent directors met separately in executive session at least one time during 2022. Ms. Byrne presided over the executive sessions of independent directors.

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Board Member	Audit Committee	Compensation and Nominating Committee
Laurence Goldberg		X
Maneet S. Saroya		X
David Armstrong		X
Barbara Byrne	X (Chair)
Judy Cotte
Hardeep Gulati
Betty Hung		X (Chair)
Ronald D. McCray	X
Amy McIntosh	X
Gwen Reinke

Our Board has an Audit Committee and a Compensation and Nominating Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Each of our standing committees has a written charter which is available on the Investor Relations page of our website at https://investors.powerschool.com. Our website is not part of this notice and proxy statement.

Audit Committee

Our Audit Committee is composed of Ms. Byrne, Mr. McCray and Ms. McIntosh, with Ms. Byrne serving as Chair of the committee. Our Board has affirmatively determined that Ms. Byrne, Mr. McCray and Ms. McIntosh meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the New York Stock Exchange. As a result, we comply with the audit committee requirements of the New York Stock Exchange, which require that our Audit Committee be composed of all independent directors.

In addition, our Board has determined that Ms. Byrne is an “audit committee

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Proxy Statement 2023

financial expert” within the meaning of SEC regulations and applicable listing standards of the New York Stock Exchange. This designation does not impose on Ms. Byrne any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board.

The Audit Committee is responsible for, among other matters:

1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
2.	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
3.	discussing on a periodic basis, or as appropriate, with management, our policies, programs and controls with respect to risk assessment and risk management;
4.	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
5.	reviewing our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
6.	reviewing and discussing with management our earnings releases and scripts;
7.	monitoring the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
8.	reviewing management’s report on its assessment of the effectiveness of internal control over financial reporting and any changes thereto;
9.	reviewing the adequacy and effectiveness of our internal control over financial reporting;
10.	establishing policies and procedures for the receipt, retention, follow-up and resolution of accounting, internal controls or auditing matters, complaints and concerns;
11.	recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
12.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
13.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

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14.	reviewing and assessing annually treasury functions including cash management process;
15.	investigating any matters received, and reporting to our Board periodically, with respect to ethics issues, complaints and associated investigations;
16.	reviewing the Audit Committee charter and the committee’s performance at least annually;
17.	consulting with management to establish procedures and internal controls relating to cybersecurity; and
18.	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions.

Compensation and Nominating Committee

Our Compensation and Nominating Committee is composed of Ms. Hung, Mr. Armstrong, Mr. Goldberg and Mr. Saroya, with Ms. Hung serving as Chair of the committee.

The Compensation and Nominating Committee is responsible for, among other matters:

1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
2.	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and recommending to the Board the compensation of our chief executive officer based on such evaluation;
3.	reviewing and approving the compensation of our other executive officers;
4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation and Nominating Committee;
5.	conducting the independence assessment outlined in the New York Stock Exchange rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation and Nominating Committee;
6.	annually reviewing and reassessing the adequacy of the Compensation and Nominating Committee charter in its compliance with the listing requirements of the New York Stock Exchange;
7.	reviewing and establishing our overall management compensation, philosophy and policy;
8.	overseeing and administering our compensation and similar plans;
9.	reviewing and making recommendations to our Board with respect to director compensation;

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Proxy Statement 2023

10.	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;
11.	developing and recommending to our Board criteria for board and committee membership;
12.	subject to the rights of our Principal Shareholders under the Stockholders Agreement as described in “Certain Relationships and Related Party Transactions—Related Party Transactions—Stockholders Agreement”, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
13.	developing and recommending to our Board best practices and corporate governance principles;
14.	developing and recommending to our Board a set of corporate governance guidelines; and
15.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

Board Leadership Structure

The following sections describe our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our Principal Shareholders that currently make up our Board, our Board committee composition and the separation of the roles of Chair and Chief Executive Officer benefit the Company and its shareholders.

Co-Chairs of the Board and Chief Executive Officer

With respect to the roles of Chair and Chief Executive Officer, our Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances.

Currently, the Board has appointed two of its members to act as Co-Chairs, Mr. Goldberg and Mr. Saroya, and those roles are separated from the role of the Chief Executive Officer, which is held by Mr. Gulati. The Board believes that having Co-Chairs and separating the roles of Chair and Chief Executive Officer at this time is the most effective leadership structure because it allows

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both Mr. Goldberg and Mr. Saroya to leverage their strong backgrounds to provide strategic guidance and effective oversight of management and Mr. Gulati to focus on the management of the Company and day-to-day operations as it continues to establish itself as a public company.

Self-Evaluation

Our Compensation and Nominating Committee conducts an annual performance evaluation to determine whether the Board, its committees, and the directors are functioning effectively. The evaluation includes survey materials as well as individual conversations between each director and the Co-Chairs. The survey materials solicit feedback on organizational and governance matters, Board structure, management support and meeting administration. The evaluation focuses on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.

As part of the annual Board self-evaluation, the Board evaluates whether the current leadership structure continues to be appropriate for the Company and its shareholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.

Management Succession

The Compensation and Nominating Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation and Nominating Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation and Nominating Committee deems relevant. The Compensation and Nominating Committee develops and recommends to the Board a Chief Executive Officer succession plan, which is reviewed and revised periodically. The entire Board works with the Compensation and Nominating Committee to evaluate potential successors to the Chief Executive Officer and other officers. The Chief Executive Officer or other officer makes available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Hedging Transactions

Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid

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Proxy Statement 2023

variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Additionally, directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging our securities as collateral for a loan.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.

While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees.

Our Audit Committee monitors our major financial and security risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. In particular, our Audit Committee is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to the Company. Our Audit Committee also monitors compliance with legal and regulatory requirements and management provides our Audit Committee periodic reports on our compliance programs.

Our Compensation and Nominating Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs to determine whether they encourage excessive risk-taking. Our Compensation and Nominating Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Compensation and Nominating Committee oversees our major corporate governance risks.

In connection with its reviews of the operations of our business, our full

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Board addresses the primary risks associated with our business, such as strategic planning. At this time, the Board believes having our Co-Chairs of the Board separate from the Chief Executive Officer position enhances the Board’s independent oversight of management, strategic planning and risk oversight and mitigation of the Company’s operations. Additionally, the Co-Chairs of the Board ensure there is sufficient time on the Board agenda for topics related to risk management. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.

We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax and audit related risks.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on our website at https://investors.powerschool.com. We intend to disclose any amendments to the Code, or any waivers of its requirements, on our website.

Communications by Shareholders and Other Interested Parties with the Board

Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:

PowerSchool Holdings, Inc.

150 Parkshore Drive

Folsom, California 95630

Telephone: (877) 873-1550

Attention: Board of Directors

c/o Chief Legal Officer

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

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Proxy Statement 2023

Executive Officers

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of March 28, 2023:

Name	Age	Position
Hardeep Gulati	48	Chief Executive Officer and Director
Eric Shander	54	President & Chief Financial Officer
Marcy Daniel	51	Chief Product Officer
Devendra Singh	58	Chief Technology Officer
Anthony Kender	63	Chief Revenue Officer
Fred Studer	54	Chief Marketing Officer
Michael C. Bisignano	51	Chief Legal Officer

Hardeep Gulati is our Chief Executive Officer. His biography can be found above under “Proposal 1- Election of Directors—Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting.”

Eric Shander has served as our Chief Financial Officer since April 2020 and as our President since November 2022. Prior to joining PowerSchool, Mr. Shander served as Executive Vice President and Chief Financial Officer of Red Hat from December 2016 to October 2019, and served as its Vice President and Chief Accounting Officer from November 2015 to December 2016. Mr. Shander previously held various finance and accounting positions at International Business Machines (NYSE: IBM) and

Lenovo. Mr. Shander holds an MBA from Fordham University, a bachelor’s degree in accounting and finance from Penn State University and is a certified public accountant.

Marcy Daniel has served as our Chief Product Officer since July 2016 and previously served as the General Manager, Assessment and Analytics Product Portfolio from February to July 2016. Prior to its acquisition by PowerSchool in 2016, Ms. Daniel served as Chief Operating Officer of Interactive Achievement from 2015 to 2016, and served as Vice President, Marketing from 2014 to 2015. Ms. Daniel served as a board member for Center in the Square and IA Foundation for Kids until 2016.

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Ms. Daniel holds an MBA from University of North Carolina—Kenan-Flagler Business School and a BS in Systems Engineering from the University of Virginia.

Devendra Singh has served as our Chief Technology Officer since 2018. Prior to joining PowerSchool, he served as the Vice President of Product Development at Oracle from 2008 to 2018. Mr. Singh earned his Bachelor of Engineering degree from Delhi College of Engineering and an MBA from University of Michigan Ross School of Business.

Anthony Kender has served as our Chief Revenue Officer since November 2022. Prior to joining PowerSchool, Mr. Kender was CRO at FinancialForce where he was responsible for all go-to-market teams from sales to marketing to channels from January 2020 to June 2022. Mr. Kender also served as Senior Vice President & General Manager of North America Human Capital Management Sales at Oracle from November 2013 to January 2020. In this role, he led the Oracle Enterprise go-to-market sales strategy and execution. In addition, Mr. Kender has held sales and marketing leadership roles at CorpU, Intralinks, SAP, and ADP. Mr. Kender holds a Bachelor of Science degree in Marketing from Pennsylvania State University. He also has Harvard Executive Training in various leadership and sales skills.

Fred Studer has served as our Chief Marketing Officer since August 2022. Mr. Studer joined PowerSchool from

TIBCO where he served as CMO from September 2019 to August 2022 and where he recrafted the brand narrative, corporate identity, and execution strategy, rationalized product go-to-market strategy and market segmentation to drive profit and growth; and modernized demand generation to drive reduction of spend and increased conversions. Previously, he was CMO at FinancialForce from March 2017 to June 2019, where he led the modernization of the brand, defined a targeted go-to-market model, and helped to dramatically improve marketing ROI and efficiency. Mr. Studer has also led worldwide marketing as the CMO of Gigamon and NetSuite, and before that, spent over decade at Microsoft leading the Office division and was Group Vice President of Oracle’s Business Applications marketing business. Mr. Studer received his B.S. in accounting and finance from the University of Colorado Boulder.

Michael C. Bisignano has served as our Chief Legal Officer and Corporate Secretary since August 2021. Prior to PowerSchool, Mr. Bisignano served as Senior Vice President, General Counsel and Corporate Secretary of Terminix Global Holdings Inc. (formerly known as ServiceMaster Global Holdings Inc.), a global services company, from October 2018 to March 2021. From 2015 until 2018, Mr. Bisignano served as Executive Vice President, General Counsel and Secretary of CA Technologies, a leading global technology company. From 2010 until 2015, he served as

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Proxy Statement 2023

Senior Vice President, General Counsel and Corporate Secretary for Blackboard Inc., a multinational education technology company. He previously held positions at technology companies Online Resources Corporation and Arbros Communications and with the law firm Milbank, Tweed, Hadley & McCoy, and began his career as an investment banker at Morgan Stanley. He received his J.D. with honors from Harvard Law School, his B.S. in Economics/Finance from the Wharton School of Business and his B.A. in International Relations from the University of Pennsylvania.

Executive Compensation

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

We are currently considered an “emerging growth company” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to the following “Named Executive Officers,” who are the individuals who served as our principal executive officer during 2022 and the next two most highly compensated executive officers at the end of the fiscal year ended December 31, 2022. For the fiscal year ended December 31, 2022, our Named Executive Officers and their principal positions were as follows:

Named Executive Officer	Principal Position
Hardeep S. Gulati	Chief Executive Officer
Eric R. Shander	President & Chief Financial Officer
Anthony Kender	Chief Revenue Officer

Historically, the compensation of our Named Executive Officers has consisted of a base salary, annual cash bonus opportunities, long-term incentive compensation in the form of equity awards, and other benefits, as described below. Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under

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certain circumstances in accordance with the terms of their employment agreements and applicable incentive equity arrangements, in each case, as summarized below.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
Hardeep Gulati Chief Executive Officer	2022 2021	500,000 500,000	11,000,000 31,000,000	2,070,987 3,460,344	644,500 681,660	13,725 13,050	14,229,212 35,655,054
Eric Shander President & Chief Financial Officer	2022 2021	417,500 400,000	4,600,000 5,000,000	261,767 340,790	401,424 390,000	13,725 13,050	5,694,416 6,143,840
Anthony Kender (6) Chief Revenue Officer	2022 2021	61,528 –	5,000,000 –	– –	60,144 –	– –	5,121,672 –

(1)	The amounts in this column reflect the base salary earned by each Named Executive Officer for the respective fiscal year.
(2)	The amounts in this column reflect the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of restricted stock unit awards (“RSU”) granted to our Named Executive Officers for the respective fiscal year. See Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Please see the “Outstanding Equity Awards at 2022 Fiscal Year End” table below for further details on these grants.
(3)

The amounts in this column for the 2022 fiscal year reflect the aggregate expense, determined in accordance with FASB ASC Topic 718, attributable to the Performance MIUs (as defined below) due to the modifications to such Performance MIUs implemented in the fourth quarter of fiscal year 2022. The MIUs (as defined below) represent membership interests in Topco LLC that are intended to constitute profits interests for federal income tax purposes. See

“—Equity Incentive Compensation—Topco LLC Management Incentive Units” for a description of the Performance MIUs and Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for more information.

(4)	Amounts in this column reflect the actual amount earned by each of our Named Executive Officers under the Company’s performance-based cash incentive bonus program. See “—Employment Agreements” and “—Annual Bonuses.”
(5)	Amounts in this column reflect 401(k) plan matching contributions made on behalf of each Named Executive Officer for the respective fiscal year. See below under “—401(k) Plan” for additional information regarding 401(k) plan contributions.
(6)	Mr. Kender commenced employment with the Company on November 7, 2022 and therefore did not have any 2021 fiscal year compensation.

Outstanding Equity Awards At 2022 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2022. The market value of the shares in the following table is calculated using a per share price of $23.08 per share (the closing price of our common stock on the New York Stock Exchange on December 30, 2022).

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	Option Awards (1)			Stock Awards (2)
Name	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Hardeep Gulati Chief Executive Officer	1,899,988	N/A	N/A	646,031 (3) 643,651 (4)	14,910,395 14,855,465
Eric Shander President & Chief Financial Officer	206,486	N/A	N/A	104,119 (3) 152,136 (4) 45,770 (5) 94,206 (6)	2,403,067 3,511,299 1,056,372 2,174,274
Anthony Kender Chief Revenue Officer	—	—	—	235,516 (6)	5,435,709

(1)	The equity awards disclosed in the “Option Awards” columns of this table are unvested Performance MIUs, which are intended to be profits interests for federal income tax purposes and are further described below under “— Equity Incentive Compensation”. These equity awards are not traditional options, and therefore, there is no exercise price or option expiration date associated with them.
(2)	Represents (a) awards of restricted stock issued to our Named Executive Officers in connection with our IPO in exchange for Service MIUs (as defined below) held by them prior to our IPO, which vest 25% on the first anniversary of the vesting commencement date applicable to the Service MIUs and in equal quarterly installments for the 36-month period thereafter, such that 100% of the awards of restricted stock are vested on the fourth anniversary of the vesting commencement date applicable to the Service MIUs and (b) time-based RSU awards, which vest 25% on the first anniversary of the grant date and in equal quarterly installments for the 36-month period thereafter (such that 100% of the RSUs are vested on the fourth anniversary of the grant date), subject to the individual’s continued employment or service (as applicable) through the applicable vesting date.

(3)	Represents RSUs that vested as to 25% on September 15, 2022, and thereafter vest as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.
(4)	Represents RSUs that vested as to 25% on March 25, 2023, and thereafter vest as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.
(5)	Represents restricted stock that vested as to 25% on April 6, 2021, and thereafter vests as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.
(6)	Represents RSUs that will vest as to 25% on December 1, 2023, and thereafter vest as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.

Narrative to Summary Compensation Table

Historically, the compensation of our Named Executive Officers has consisted of a base salary, annual cash bonus opportunities, long-term incentive compensation in the form of equity awards, and other benefits, as described below. Named Executive Officers are

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also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances.

Mr. Shander’s base salary at the beginning of the 2022 fiscal year was $400,000, was increased effective April 1, 2022 to $420,000 and was increased again effective December 1, 2022 to $450,000. Mr. Kender’s base salary for the 2022 fiscal year was $405,000. For the 2022 fiscal year, Mr. Gulati's, Mr. Shander's and Mr. Kender's target annual bonuses were 100%, 75% and 50% of their annualized base salaries, respectively, and they were eligible for an additional stretch bonus of up to 40%, 55% and 55%, respectively. Their target annual bonuses are described below under “Annual Bonuses”.

Employment Agreements

Employment Agreement with Hardeep Gulati

On August 1, 2018, we entered into an employment agreement with Mr. Gulati pursuant to which he serves as our Chief Executive Officer. The employment agreement provides for an indefinite term and requires Mr. Gulati to provide at least four weeks of advanced written notice of his intention to terminate his employment. We may terminate Mr. Gulati’s employment at any time, with or without notice. Under the employment agreement, Mr. Gulati is (a) entitled to an annual base salary ($500,000, during 2022), which amount may not be decreased by more than 10%, and only in the case of a general decrease affecting the executive management team; and (b) eligible to receive an annual incentive bonus for each fiscal year during his employment with us, with the target being equal to 100% of his base salary. Mr. Gulati is also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 40% of his base salary. Under his employment agreement, Mr. Gulati is eligible to receive employee benefits in accordance with our established policies. In addition, Mr. Gulati’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See “—Potential Payments Upon a Termination of Employment or a Change in Control” below.

Employment Agreement with Eric Shander

On March 18, 2020, we entered into an employment agreement, as amended, with Mr. Shander pursuant to which he serves as our President & Chief Financial Officer. The employment agreement, as amended, provides for an indefinite term and requires Mr. Shander to provide at least four weeks of advanced written notice of his intention to terminate his employment. We may terminate Mr. Shander’s employment at any time, with or without notice. Under the employment agreement, as amended, Mr. Shander is (a) entitled to an annual base salary (as set forth below), which amount may not be decreased by more than 10%, and only in the case of a general decrease affecting the executive management team; and (b) eligible to receive an annual incentive

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Proxy Statement 2023

bonus for each fiscal year during his employment with us, with the target being equal to a percentage of his base salary (as set forth below). Mr. Shander is also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 55% of his base salary. Under his employment agreement, Mr. Shander is eligible to receive employee benefits in accordance with our established policies. In addition, Mr. Shander’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See “—Potential Payments Upon a Termination of Employment or a Change in Control” below.

Effective April 1, 2022, we increased Mr. Shander’s annual base salary from $400,000 to $420,000 and his annual stretch bonus target from 50% of his base salary to 55% of his base salary. On November 29, 2022, in connection with Mr. Shander’s promotion to President & Chief Financial Officer, we entered into a promotion letter with Mr. Shander pursuant to which his (i) annual base salary was increased from $420,000 to $450,000 and (ii) annual incentive bonus target was increased from 50% of his base salary to 75% of his base salary, each effective December 1, 2022.

Employment Agreement with Anthony Kender

On November 3, 2022, we entered into an employment agreement with Mr. Kender pursuant to which he serves as our Chief Revenue Officer. The employment agreement provides for an indefinite term and requires Mr. Kender to provide at least four weeks of advanced written notice of his intention to terminate his employment. We may terminate Mr. Kender’s employment at any time, with or without notice. Under the employment agreement, Mr. Kender is (a) entitled to an annual base salary of $405,000; and (b) eligible to receive an annual incentive bonus for each fiscal year during his employment with us, with the target being equal to 50% of his base salary. Mr. Kender is also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 55% of his base salary. Under his employment agreement, Mr. Kender is eligible to receive employee benefits in accordance with our established policies. In addition, Mr. Kender’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See “—Potential Payments Upon a Termination of Employment or a Change in Control” below.

The employment agreements also subject the Named Executive Officers to the following restrictive covenants relating to: (i) confidentiality (perpetual), (ii) an assignment and disclosure of inventions (during the employment term and three months thereafter), (iii) non-competition (during the employment term and, only for Mr. Kender, for one year thereafter) (iv) non-solicitation of employees and, for only Mr. Kender, of customers and prospective customers (during the employment term and for one year thereafter) and (v) non-disparagement (perpetual).

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Annual Bonuses

Historically, our Named Executive Officers have received annual performance-based cash bonuses pursuant to their employment agreements. Each Named Executive Officer’s target bonus is expressed as a percentage of the respective Named Executive Officer’s base salary and bonus payments are determined based on achievement of predetermined operational and financial objectives. Named Executive Officers have also been eligible to receive stretch bonuses, awarded at the sole discretion of the Board.

Equity Incentive Compensation

Topco LLC Management Incentive Units

Historically, Topco LLC maintained an equity incentive program to provide certain employees, directors and certain other service providers of Topco LLC and its subsidiaries (including the Company) with an opportunity to participate in Topco LLC’s future income and appreciation through the grant of management incentive units (which we refer to as “MIUs”). MIUs represent non-voting limited liability company interests in Topco LLC that are intended to be treated as “profits interests” for United States federal income tax purposes.

Topco LLC granted MIUs to Mr. Gulati and Mr. Shander. The MIUs subject to each award vested 60% based on continued service (the “Service MIUs”) and 40% based on certain specified performance achievement (the “Performance MIUs”).

The original vesting schedule of the Service MIUs provided that 25% vested on the first anniversary of the vesting commencement date specified in the applicable award agreement, and the remaining 75% vested ratably at the end of each three-month period thereafter until 100% of the Service MIUs were vested on the fourth anniversary of the vesting commencement date, subject, in each case, to continued employment through the applicable vesting date. In connection with our IPO, each holder of Service MIUs, including Mr. Gulati and Mr. Shander, received (a) shares of our Class A common stock with respect to Service MIUs that were vested as of the consummation of the offering having an equivalent fair market value and (b) restricted shares of our Class A common stock with respect to Service MIUs that were unvested as of the consummation of the offering having an equivalent fair market value. The restricted shares vest on the same terms and conditions as applied to the corresponding Service MIUs.

Following the IPO, the Performance MIUs remained as non-voting limited liability company interests in Topco LLC and are generally subject to the same terms and conditions as applied prior to the consummation of the offering.

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Proxy Statement 2023

In the fourth quarter of fiscal year 2022, the vesting conditions of the performance-based MIUs were further modified to vest on any date on which the weighted-average share price of the Company’s stock equals or exceeds $25.00 over any consecutive 90 calendar day period. All Performance MIUs that do not vest as of either (i) the sale of the Company, or (ii) the first date on which Vista beneficially owns less than 25% of the total number of equity securities that were owned by Vista on the IPO effective date, or (iii) the first date on which Onex beneficially owns less than 25% of the total number of PowerSchool securities that were owned by Onex on the IPO effective date, will be forfeited.

2021 Omnibus Incentive Plan

Prior to our IPO, our Board adopted, and our stockholders approved, the PowerSchool Holdings, Inc. 2021 Omnibus Incentive Plan (which we refer to as the “2021 Plan”), pursuant to which employees, consultants and directors of our company and our affiliates performing services for us, including our executive officers, will be eligible to receive awards. The 2021 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, other share-based awards, other cash-based awards, substitute awards, and performance awards intended to align the interests of participants with those of our stockholders.

IPO Grants

In connection with our IPO, our Board granted awards of RSUs under our 2021 Plan to Mr. Gulati and Mr. Shander.

The RSUs subject to each award vest 25% on the first anniversary of the grant date and in equal quarterly installments for the 36-month period thereafter (such that 100% of the RSUs are vested on the fourth anniversary of the grant date), subject to the individual’s continued employment or service (as applicable) through the applicable vesting date.

Fiscal Year 2022 Grants

During fiscal year 2022, our Board granted awards of RSUs under our 2021 Plan to each of our Named Executive Officers. The RSUs subject to each award vest 25% on the first anniversary of the grant date and in equal quarterly installments for the 36-month period thereafter (such that 100% of the RSUs are vested on the fourth anniversary of the grant date), subject to the individual’s continued employment or service (as applicable) through the applicable vesting date.

Fiscal Year 2023 Grants

In March 2023, the Nominating and Compensation Committee of our Board determined that 2023 long-term incentive awards under our 2021 Plan for Mr. Gulati and Mr. Shander will consist of a combination of time vesting RSUs and market share units (“MSUs”). Grants of MSUs are designed to introduce a performance-based component to the equity compensation program to more directly align Mr. Gulati's and Mr. Shander's long-term incentive equity grants with shareholder return. The number of RSUs and MSUs to be granted will be determined

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based on the Company’s closing stock price as of the grant date. The RSUs will vest ratably over four years, with an initial vesting on the first anniversary of the grant date and vestings occurring quarterly thereafter, subject to the individual’s continued employment through the applicable vesting date. The MSUs will vest in two tranches, 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary thereof, subject to the individual’s continued employment through the applicable vesting date. The number of shares subject to MSUs eligible to vest is calculated based on a payout factor. The payout factor is calculated by dividing the average closing price of the Company’s common stock during the ten trading days immediately preceding the applicable vesting date by the closing price of the Company’s stock on the vesting commencement date. The payout factor is zero if the quotient is less than 0.65 and is capped at 2.00. This quotient is then multiplied by the target number of MSUs granted to determine the number of shares to be issued at vesting.

In addition, MSUs will be subject to accelerated vesting at 100% in the event that the Company experiences a “Change in Control” as defined in the 2021 Plan (other than a Change in Control associated with Vista and Onex falling below 50% cumulative ownership but still retaining a minority ownership stake in the Company) and, within one year after such Change in Control, the participant is terminated other than for cause.

For Mr. Kender and the remainder of the senior executive leadership of the Company, for 2023, the entirety of their annual long term incentive equity grants will be RSUs, as has been the case in the past.

Potential Payments Upon a Termination of Employment or a Change in Control

Below we have described the severance benefits to which our Named Executive Officers would be entitled upon a termination of employment and upon a change in control. Our Named Executive Officers are not entitled to any enhanced severance in connection with a change in control.

Termination of Employment without Cause or Resignation with Good Reason

The employment agreements with each of our Named Executive Officers provide for severance benefits if we terminate the executive without “cause” or the executive resigns with “good reason” (as each of those terms is defined in the applicable employment agreement), which circumstances we refer to as a “qualifying termination of employment.” Upon a qualifying termination of employment, subject to the executive’s execution and non-revocation of a release of claims in favor of PowerSchool and continued compliance with the restrictive covenant obligations to which he is subject, each executive will be entitled to the following payments and benefits under his employment agreement:

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•	cash severance equal to (a) 12 months of the executive’s annual base salary for Mr. Gulati, or (b) six months of the executive’s annual base salary for either of Mr. Shander, or Mr. Kender, in each case, payable in accordance with the Company’s regular payroll practices; and
•

in the sole discretion of our Board, Mr. Shander may also be entitled to a prorated portion of the bonus earned during the fiscal year in which the termination occurs based on actual performance achievement, payable when bonuses are otherwise payable for such fiscal year (but in no event later than March 15 of the year following the year in respect of which such bonus is earned).

Termination of Employment with Cause, due to Death or Disability, or Resignation without Good Reason

If we terminate the employment of a named executive officer with “cause,” the executive resigns without “good reason,” or the executive dies or becomes disabled, the executive will only be entitled to accrued obligations and vested benefits through the date of termination.

Treatment of Awards

In the event of a separation from service, a material breach of the restricted share agreement or a failure to meeting any withholding obligations, all unvested, restricted shares and restricted share units will be forfeited, unless otherwise as specified below. In the event of a separation from service any unvested Service MIUs will be forfeited and any unvested Performance MIUs will be forfeited as further described below.

Change in Control

Upon a change in control of Topco LLC, unvested Service MIUs will become fully vested and Performance MIUs will vest on any date on which the weighted-average share price of the Company’s stock equals or exceeds $25.00 over any consecutive 90 calendar day period. Performance MIUs that do not vest as of either (i) the sale of the Company, or (ii) the first date on which Vista beneficially owns less than 25% of the total number of equity securities that were owned by Vista on the IPO effective date, or (iii) the first date on which Onex beneficially owns less than 25% of the total number of PowerSchool securities that were owned by Onex on the IPO effective date, will be forfeited.

In the event of a change in control under the 2021 Plan any unvested restricted shares or restricted share units will either (i) be continued, assumed or have new rights substituted and any restrictions will not lapse, (ii) be purchased for an amount of cash equal to the excess (if any) of the Fair Market Value (as defined in the 2021 Plan) of the shares of common stock covered by the awards as of the change in control, over the aggregate purchase or exercise price of such awards, or (iii) be subject

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to any other determination as to the treatment of awards in connection with a change in control as determined by the Compensation and Nominating Committee.

401(k) Plan

We maintain a tax-qualified retirement plan that provides all regular U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code of 1986, as amended. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We match 100% of a participant’s first 3% contribution up to 3% of annual compensation and 50% of a participant’s subsequent 3% contribution up to an additional 3% of annual compensation. Employee elective deferrals are 100% vested at all times. Matching contributions vest based on a participant’s length of service with PowerSchool, with one-third vesting each of the first through third years of service. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.

Director Compensation

Since the completion of our IPO, our non-employee directors (other than any non-employee directors who are employees of Vista and Onex) have been eligible to receive the annual compensation listed below for their service on our Board. The six non-employee directors who are employees of Vista and Onex do not receive compensation for their service on our Board. The retainers are paid in four equal quarterly installments and prorated for any partial year of service on our board of directors.

Description	Amount ($)
Cash compensation	100,000
Stock Awards (1)	150,000
Audit Committee Chair	20,000
(1)	Non-Employee directors are granted an annual award of RSUs. This award of RSUs generally vests on the first anniversary of the date of grant, subject to the director’s continued service.

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Proxy Statement 2023

All non-employee directors are also reimbursed for their reasonable expenses to attend meetings of our Board and related committees and otherwise attend to our business.

The following table presents the total compensation for each person who served as a non-employee member of our Board during 2022. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board in 2022. Mr. Gulati, our Chief Executive Officer, receives no compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Gulati as an employee of the Company is presented in “—Summary Compensation Table.”

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)	Total ($)
Barbara Byrne (3)	120,000	150,000	270,000
Ronald D. McCray	100,000	150,000	250,000
Amy McIntosh	100,000	150,000	250,000

(1)	The amounts in this column represent the fees attributable to board service for the fiscal year ending on December 31, 2022.
(2)	The amounts in this column represent the grant date fair value of the RSUs as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the stock awards are set forth in Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. As of December 31, 2022, each of Mses. Byrne and McIntosh and Mr. McCray held a RSU award with respect to 10,409 shares of our Class A common stock, which vests on July 29, 2023, subject to continued service.
(3)	Barbara Byrne receives an additional $20,000 in fees paid in cash for her service as Chair of the Audit Committee.

Certain Relationships and Related Party Transactions

Policies and Procedures for Approval of Related Party Transactions

We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;
•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;
•	the benefits to us of the proposed transaction;
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•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.

In addition, under our Code of Ethics our employees, directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest.

Related Party Transactions

Other than compensation arrangements for our directors and Named Executive Officers, which are described in the sections entitled “Executive Compensation” and “Director Compensation”, below we describe transactions during the fiscal year ended December 31, 2022 to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Amended and Restated Operating Agreement

In connection with our IPO, we amended and restated PowerSchool Holdings LLC’s (“Holdings LLC”) existing operating agreement, which we refer to as the “LLC Operating Agreement.” The operations of Holdings LLC and the rights and obligations of the LLC Unitholders (as defined in the LLC Operating Agreement) are set forth in the LLC Operating Agreement.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement with Topco LLC, Vista and Onex. Topco LLC, Vista and Onex are entitled to request that we register their shares of capital stock on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Topco LLC, Vista and Onex are entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We pay expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (1) shares of our Class A common stock held by Topco LLC, Vista and Onex and their affiliates, and (2) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the Class A common stock described in clause (1) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder

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Proxy Statement 2023

of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act or repurchased by us or our subsidiaries. In addition, with the consent of the company and holders of a majority of Registrable Securities, certain Registrable Securities will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Secondary Offering

Pursuant to the terms of the Underwriting Agreement entered into on February 28, 2023 by the Company, Holdings LLC, Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives of the several underwriters thereto (the “Underwriters”), and the selling stockholders thereto (the “Selling Stockholders”), the Selling Stockholders agreed to sell an aggregate of 8,700,000 shares of the Company’s Class A common stock, $0.0001 par value per share, to the Underwriters at a price per share of $20.16. The Company did not receive any proceeds from the sale of the Class A common stock by the Selling Stockholders. The Selling Stockholders included Hardeep Gulati, Topco LLC, and certain funds affiliated with Vista and Onex. The Company bore the costs associated with the sale of Class A shares in this secondary offering (other than underwriting discounts and commissions), which were approximately $1.0 million. The Company also agreed to reimburse the Underwriters for certain of its expenses in connection with this offering in an amount up to $35,000.

Tax Receivable Agreement

In connection with our IPO, we entered into a Tax Receivable Agreement with Topco LLC, Vista and Onex that provides for the payment from time to time by us to Topco LLC, Vista and Onex of 85% of the amount of the benefits, if any, that we realize or, under certain circumstances, are deemed to realize as a result of (i) certain increases in the tax basis of assets of Holdings LLC and its subsidiaries resulting from purchases of LLC Units (as defined in the Tax Receivable Agreement) with the proceeds of our IPO or exchanges of LLC Units in the future, or any prior transfers of interests in Holdings LLC, (ii) certain tax attributes of the entities through which our Principal Shareholders hold their ownership interests in Topco LLC (including NOLs and excess interest expense carryforwards) and of Holdings LLC and subsidiaries of Holdings LLC (including amortizable goodwill and other intangible assets) that existed prior to our IPO and (iii) certain other tax benefits related to our making payments under the Tax Receivable Agreement (including deductions for payments of imputed interest). These payment obligations are obligations of PowerSchool and not of Holdings LLC.

Stockholders Agreement

In connection with our IPO, we entered into a Stockholders Agreement with our Principal Shareholders. The Stockholders Agreement provides each of Vista and Onex

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with an independent right to designate the following number of nominees for election to our Board: (i) three nominees for so long as such Principal Shareholder controls 25% or more of the voting power of our stock entitled to vote generally in the election of directors; (ii) two nominees for so long as such Principal Shareholder controls 15% or more of the voting power of our stock entitled to vote generally in the election of directors; and (iii) one nominee for so long as such Principal Shareholder controls 5% or more of the voting power of our stock entitled to vote generally in the election of directors. In addition, Topco LLC, Vista and Onex are entitled to designate the replacement for any of its Board designees whose Board service terminates prior to the end of the director’s term, regardless of Topco LLC, Vista and Onex’s beneficial ownership at that time. Topco LLC, Vista and Onex also have the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. The Stockholders Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of Topco LLC, Vista and Onex. The Stockholders Agreement will terminate at such time as Topco LLC, Vista and Onex control, in the aggregate, less than 5% of the voting power.

Indemnification of Officers and Directors

We enter into indemnification agreements with each of our officers and directors. The indemnification agreements provide the officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing agreements, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Relationship with VCG

We have utilized Vista Consulting Group, LLC, or VCG, the operating and consulting arm of Vista, for consulting services and executive recruitment, and have also reimbursed VCG for expenses related to participation by PowerSchool employees in VCG sponsored events and for certain enterprise software licenses utilized by PowerSchool, and also paid to VCG related fees and expenses. We recorded expenses to VCG of $0.4 million for the year ended December 31, 2022.

Reseller Agreement with EAB

On February 18, 2021, we entered into a reseller agreement (the “Reseller Agreement”) with EAB, a portfolio company of Vista, for them to serve as, among other terms, the exclusive reseller of the Intersect student recruitment platform in the United States and Canada. The Reseller Agreement was amended on May 6, 2021 (as amended, the “Original Agreement”) to clarify terms

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Proxy Statement 2023

and conditions in the Reseller Agreement. On May 13, 2022, this Original Agreement was amended and restated (the “Restated Agreement”). The Restated Agreement has a ten-year term from the date of the Original Agreement and includes annual minimum revenue commitments from EAB. The commitment amount for the 12-month period ended December 31, 2022 was $32.4 million, and will increase upon the anniversary of the Agreement. The Company may begin to revoke its exclusivity with EAB after the fourth year of the Restated Agreement or terminate the relationship upon material breach of the contract. Under the terms of the Restated Agreement, the Company pays a fee to EAB for selling products to third party customers on the Company’s behalf. The Company recognized $12.0 million in selling, general, and administrative expense and, to a lesser extent, cost of revenue, for fees owed to EAB under the Restated Agreement for the year ended December 31, 2022.

Transition Service Agreement with EAB

On March 2, 2021, we entered into a Transition Service Agreement (“TSA”) with EAB for a period of 18 months. Pursuant to the TSA, we provided certain administrative and other services including cloud hosting, business systems, general information technology, accounting, sales and marketing to support the standalone operation of the Starfish solution, which was separately acquired by EAB. We invoiced EAB on a monthly basis for these agreed upon services. Additionally, we cross charged EAB for direct expenses incurred by us on EAB’s behalf and collected cash from customers to be remitted to EAB. Amounts owed from and to EAB may be settled on a net basis due to the existing contractual right to offset within the agreement. The TSA ended in the third quarter of fiscal year 2022. As of December 31, 2022, there was no remaining receivable recorded in prepaid expenses and other current assets in our consolidated balance sheet.

Access and Use Agreement with EAB

On March 3, 2021, we entered into an agreement with EAB to provide Starfish employees access to our office facilities for a period of one year (“Access and Use Agreement”). Under the terms of the Access and Use Agreement, EAB paid us a one-time upfront fee of $1.0 million, which was recognized as a credit to our rent expense and was amortized monthly over the term of the agreement in a selling, general and administrative expense line item on our consolidated statement of operations. The agreement ended on March 3, 2022 and we recognized a rent credit in the amount of $0.2 million in 2022.

Other Payments to Entities Sharing Common Ownership with Vista and Onex

We purchased other services from entities that share common ownership with Vista and Onex. The cost was $3.9 million for all other services purchased from entities with common ownership for the year ended December 31, 2022. Amounts due to entities that share common ownership were $0.5 million as of December 31, 2022. There were no sales to or outstanding accounts receivable arising from these arrangements during or as of the year ended December 31, 2022.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about the beneficial ownership of our Class A common stock and Class B common stock as of March 28, 2023 (the “Table Date”) for:

•	each person or group known to us who beneficially owns more than 5% of our Class A common stock or Class B common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.

The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 162,521,323 shares of Class A common stock and 37,654,059 shares of Class B common stock outstanding as of the Table Date.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of the Table Date are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o PowerSchool Holdings, Inc., 150 Parkshore Drive, Folsom, California 95630.

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Proxy Statement 2023

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Percentage Combined Voting Power
5% Shareholders
Vista Funds (1)	34,205,681	21.0%	37,654,059	100%	35.9%
Onex Funds (2)	71,118,123	43.8%	—	—	35.6%
Canada Pension Plan Investment Board (3)	10,111,111	6.2%	—	—	5.1%
Named Executive Officers and Directors
Hardeep Gulati	1,244,916	*	—	—	*
Eric Shander (4)	193,037	*	—	—	*
Anthony Kender	—	—	—	—	—
David Armstrong	—	—	—	—	—
Barbara Byrne	8,333	*	—	—	*
Judy Cotte	—	—	—	—	—
Laurence Goldberg	—	—	—	—	—
Betty Hung	—	—	—	—	—
Ronald D. McCray	8,333	*	—	—	*
Amy McIntosh	8,333	*	—	—	*
Gwen Reinke	—	—	—	—	—
Maneet S. Saroya	—	—	—	—	—
All Directors and Executive Officers as a Group (16 individuals) (5)	1,749,000	1.1%	—	—	*

* Less than 1%.

(1)	Includes 104,782 shares of Class A common stock and 37,654,059 shares of Class B common stock held directly by Topco LLC, 26,144,690 shares of Class A common stock held directly by Vista Equity Partners Fund VI-A, L.P., 7,860,556 shares of Class A common stock held directly by Vista Equity Partners Fund VI, L.P. and 95,652 shares of Class A common stock held directly by VEPF VI FAF, L.P., each with shared voting and dispositive power. Topco LLC is managed by a board of managers.

Vista Equity Partners Fund VI, L.P. (“VEPF VI”) controls the board of managers of Topco LLC. Vista Equity Partners Fund VI GP, L.P. (“Fund VI GP”) is the sole general partner of VEPF VI. Fund VI GP’s sole general partner is VEPF VI GP, Ltd. (“Fund VI UGP”). Robert F. Smith is the sole director and one of 11 members of Fund VI UGP. VEPF Management, L.P. (“Management Company”) is the sole management company of each of the Vista Funds (as defined below). The Management Company’s sole general

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partner is VEP Group, LLC (“VEP Group”) and the Management Company’s sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM. Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, Fund VI GP, Fund VI UGP, the Management Company, VEPM and VEP Group, may be deemed the beneficial owners of the shares held by Vista Equity Partners Fund VI-A, L.P., Vista Equity Partners Fund VI, L.P., and VEPF VI FAF, L.P. (collectively, the “Vista Funds”) and Topco LLC. This number excludes 37,654,059 shares of Class A common stock issuable in exchange for LLC Units (as defined in the LLC Operating Agreement) held by Topco LLC. The principal business address of each of Topco LLC, VEPF VI, Fund VI GP, Fund VI UGP, the Management Company, VEPM and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.

(2)	Includes 256,355 shares of Class A common stock held directly by Onex Partners IV Select LP, 849,226 shares of Class A common stock held directly by Onex US Principals LP, 37,012,824 shares of Class A common stock held directly by Onex Partners IV LP, 1,286,619 shares of Class A common stock held directly by Onex Partners IV GP LP, 1,829,802 shares of Class A common stock held directly by Onex Partners IV PV LP, 20,914,797 shares of Class A common stock held directly by Onex Powerschool LP and 8,968,500 shares of Class A common stock held directly by Pinnacle Holdings I L.P. Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the shares of Class A common stock held directly by Onex Partners IV Select LP, Onex US Principals LP, Onex Partners IV LP, Onex Partners IV GP LP, Onex Partners IV PV LP, Onex Powerschool LP and Pinnacle Holdings I L.P., through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners

IV GP LP, the general partner of Onex Partners IV Select LP, Onex Partners IV LP, and Onex Partners IV PV LP, which hold interests in Pinnacle Holdings I L.P.; and through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex Powerschool LP and Onex US Principals LP. Mr. Gerald W. Schwartz, the Chairman, Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation, and as such may be deemed to beneficially own all of the shares of Class A common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1 Canada.

(3)	As reported on the Schedule 13G filed February 14, 2023, the Canada Pension Plan Investment Board (the “CPPIB”) directly holds 10,111,111 shares of Class A common stock. The principal business address of the CPPIB is c/o One Queen Street East, Suite 2500, Toronto, Ontario, Canada M5C 2W5.
(4)	Includes 38,142 restricted shares of Class A common stock subject to time vesting.
(5)	Includes 38,142 restricted shares of Class A common stock subject to time vesting. Also includes 5,061 RSUs that will vest within 60 days of the Table Date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, executive officers, and persons who own more than 10% of our Class A common stock to file reports of their ownership and changes in ownership of our Class A common stock with the SEC. Based solely on our review of the reports filed during 2022 and questionnaires from our directors and executive officers, we

44

Proxy Statement 2023

determined that no director, executive officer, or beneficial owner of more than 10% of our Class A common stock failed to file a report on a timely basis during 2022,

except for one late Form 3 filing for Fred Studer dated November 21, 2022 and one late Form 4 filing for Eric Shander dated December 14, 2022.

Equity Compensation Plan Information

The following table sets forth information regarding the Company’s equity compensation plans as of the end of fiscal year 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders (1)	7,934,395 (2)	— (2)	13,678,610
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	7,934,395	$ —	13,678,610

(1)	Represents the 2021 Plan. As of December 31, 2022, the number of shares reserved for issuance under the 2021 Plan was 24,056,035 shares, subject to adjustments in the event of a stock split, stock dividend or other change in our capitalization. The number of shares reserved for issuance under the 2021 Plan automatically increases each January 1, by 3% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser amount of shares as determined by the Board. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, required by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan are added back to the shares of common stock available for issuance under such plan.
(2)	Consists of restricted stock awards and RSUs which have no exercise price.

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P R O P O S A L  2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 2022 are described below and under “Audit Committee Report.”

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees (1)	$2,850,936	$3,339,155
Audit-Related Fees	—	—
Tax Fees (2)	$851,993	$150,579
All Other Fees (3)	$27,571	$11,117
Total	$3,730,500	$3,500,851

(1)	Consist of fees for the audit and other procedures in connection with the Annual Reports on Form 10-K for the years ended December 31, 2022 and 2021, and review of financial statements included in our Quarterly Reports on Form 10-Q during the years then ended, and certain procedures conducted in connection with our IPO.
(2)	Tax fees relate to professional services rendered in connection with tax compliance and preparation relating to tax returns and tax audits, as well as for tax consulting and planning services. Tax fees in 2022 include $850,791 for tax compliance projects and $1,202 for tax advisory projects. Tax fees in 2021 include $131,781 for tax compliance projects and $18,798 for tax advisory projects.
(3)	All other fees relate to professional services not included in the categories above, including services related to other permissible advisory services and regulatory reporting requirements.

46

Proxy Statement 2023

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.

The Audit Committee approved all services provided by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Deloitte & Touche LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If the Company’s shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

47

Audit Committee Report

The Audit Committee is composed of three directors, each of which are independent directors as defined by SEC rules and the New York Stock Exchange listing standards. Each of the Audit Committee members are not, or have not been, an officer or employee of the Company or any of our subsidiaries or have any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

In addition, the Audit Committee received written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence, including whether the provision of services during the fiscal year ended December 31, 2022 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their observations on our internal controls and the overall quality of our financial reporting.

48

Proxy Statement 2023

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Audit Committee:

Barbara Byrne, Chair

Ronald D. McCray

Amy McIntosh

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Other Matters

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

Where to Find Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is https://investors.powerschool.com. We make available free of charge, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement.

Cost of Proxy Solicitation

The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

50

PowerSchool

Powering Brighter Futures

www.PowerSchool.com

UT-BU-wp-001-111920

SCAN TO VIEW MATERIALS & VOTE
POWERSCHOOL HOLDINGS, INC. 150 PARKSHORE DR. FOLSOM, CA 95630

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/01/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/01/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

— — — —  —  — —  — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐

1.	Election of Directors

Nominees

01) David Armstrong 02) Hardeep Gulati 03) Betty Hung

The Board of Directors recommends you vote FOR proposal 2.								For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.							☐	☐	☐

NOTE: To transact other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000603748_1      R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

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POWERSCHOOL HOLDINGS, INC. Annual Meeting of Shareholders May 2, 2023 12:00 P.M. PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael Bisignano and Eric Shander, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of POWERSCHOOL HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 P.M. PDT on May 2, 2023, at www.virtualshareholdermeeting.com/PWSC2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.

Continued and to be signed on reverse side

0000603748_2       R1.0.0.6